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                                                                   Exhibit 10.16

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                           LOAN AND SECURITY AGREEMENT
                        FUSION MEDICAL TECHNOLOGIES, INC.
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1     ACCOUNTING AND OTHER TERMS ...........................................   4
-     --------------------------

2     LOAN AND TERMS OF PAYMENT ............................................   4
-     -------------------------
      2.1   Promise to Pay .................................................   4
      2.2   Overadvances ...................................................   5
      2.3   Interest Rate, Payments ........................................   5
      2.4   Fees ...........................................................   5

3     CONDITIONS OF LOANS ..................................................   5
-     -------------------
      3.1   Conditions Precedent to Initial Credit Extension ...............   5
      3.2   Conditions Precedent to all Credit Extensions ..................   5

4     CREATION OF SECURITY INTEREST ........................................   6
-     -----------------------------
      4.1   Grant of Security Interest .....................................   6
      4.2   Authorization of File ..........................................   6

5     REPRESENTATIONS AND WARRANTIES .......................................   6
-     ------------------------------
      5.1   Due Organization and Authorization .............................   6
      5.2   Collateral .....................................................   6
      5.3   Litigation .....................................................   7
      5.4   No Material Adverse Change in Financial Statements .............   7
      5.5   Solvency .......................................................   7
      5.6   Regulatory Compliance ..........................................   7
      5.7   Investments in Subsidiaries ....................................   7
      5.8   Full Disclosure ................................................   7

6     AFFIRMATIVE COVENANTS ................................................   8
-     ---------------------
      6.1   Government Compliance ..........................................   8
      6.2   Financial Statements, Reports, Certificates ....................   8
      6.3   Inventory; Returns .............................................   9
      6.4   Taxes ..........................................................   9
      6.5   Insurance ......................................................   9
      6.6   Primary Accounts ...............................................   9
      6.7   Financial Covenants ............................................   9
      6.8   Further Assurances .............................................  10

7     NEGATIVE COVENANTS ...................................................  10
-     ------------------
      7.1   Dispositions ...................................................  10
      7.2   Changes in Business, Ownership, Management or Locations of
            Collateral .....................................................  10
      7.3   Mergers or Acquisitions ........................................  10
      7.4   Indebtedness ...................................................  10
      7.5   Encumbrance ....................................................  10
      7.6   Distributions; Investments .....................................  11
      7.7   Transactions with Affiliates ...................................  11
      7.8   Subordinated Debt ..............................................  11
      7.9   Compliance .....................................................  11

8     EVENTS OF DEFAULT ....................................................  11
-     -----------------
      8.1   Payment Default ................................................  11
      8.2   Covenant Default ...............................................  11
      8.3   Material Adverse Change ........................................  12


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      8.4   Attachment .....................................................  12
      8.5   Insolvency .....................................................  12
      8.6   Other Agreements ...............................................  12
      8.7   Judgments ......................................................  12
      8.8   Misrepresentations .............................................  12

9     BANK'S RIGHTS AND REMEDIES ...........................................  12
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      9.1   Rights and Remedies ............................................  13
      9.2   Power of Attorney ..............................................  13
      9.3   Bank Expenses ..................................................  13
      9.4   Banks Liability for Collateral .................................  14
      9.5   Remedies Cumulative ............................................  14
      9.6   Demand Waiver ..................................................  14

10    NOTICES ..............................................................  14
--    -------

11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER ...........................  14
--    ------------------------------------------

12    GENERAL PROVISIONS ...................................................  14
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      12.1  Successors and Assigns .........................................  14
      12.2  Indemnification ................................................  15
      12.3  Time of Essence ................................................  15
      12.4  Severability of Provision ......................................  15
      12.5  Amendments in Writing, Integration .............................  15
      12.6  Counterparts ...................................................  15
      12.7  Survival .......................................................  15
      12.8  Confidentiality ................................................  15
      12.9  Attorneys' Fees, Costs and Expenses ............................  16

13    DEFINITIONS ..........................................................  16
--    -----------
      13.1  Definitions ....................................................  16


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      This LOAN AND SECURITY AGREEMENT dated January 15, 2002, between SILICON
VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, California 95054 and FUSION MEDICAL TECHNOLOGIES, INC. ("Borrower"), whose address is 34175 Ardenwood Blvd., Fremont, California 94555 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1     ACCOUNTING AND OTHER TERMS
      --------------------------

      Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document.

2     LOAN AND TERMS OF PAYMENT
      -------------------------

2.1   Promise to Pay.

      Borrower promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1 Revolving Advances.

      (a) Bank will make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), and minus (iii) the Cash Management Services Sublimit. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

      (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to such reliance.

      (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances are immediately payable.

2.1.2 Letters of Credit Sublimit.

      Bank will issue or have issued Letters of Credit for Borrower's account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of the Advances, and minus
(iii) the Cash Management Services Sublimit; however, the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) may not exceed $1,100,000. Each Letter of Credit will have an expiration date of no later than 180 days after the Revolving Maturity Date, but Borrower's reimbursement obligation will be secured by cash on terms reasonably acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request.

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2.1.3 Cash Management Services Sublimit.

      Borrower may use up to $100,000 for Bank's Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in various cash management services agreements related to such services (the "Cash Management Services"). All amounts Bank pays for any Cash Management Services will be treated as Advances under the Committed Revolving Line.

2.2   Overadvances.

      If Borrower's Obligations under Section 2.1.1, 2.1.2 and 2.1.3 exceed the lesser of either (i) the Committed Revolving Line or (ii) the Borrowing Base, Borrower must immediately pay Bank the excess.

2.3   Interest Rate, Payments.

      (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate of 1.5 percentage points above the Prime Rate. After the occurrence and continuance of an Event of Default, Obligations accrue interest at 3 percent above the rate effective immediately before the occurrence of the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

      (b) Payments. Interest due on the Committed Revolving Line is payable on the 5th of each month. Bank may debit any of Borrower's deposit accounts including Account Number 3300318605 for principal and interest payments owing or any amounts Borrower owes Bank. Bank will promptly notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.4   Fees.

      Borrower will pay:

      (a) Facility Fee. A fully earned, non-refundable Facility Fee of $21,000 due on the Closing Date; and

      (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and reasonable expenses) incurred through and after the date of this Agreement, are payable when due.

3     CONDITIONS OF LOANS
      -------------------

3.1   Conditions Precedent to Initial Credit Extension.

      Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires and

      Bank's completion of Borrower's Collateral audit with results satisfactory to Bank.

3.2   Conditions Precedent to all Credit Extensions.

      Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

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      (a) timely receipt of any Payment/Advance Form; and

      (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain materially true.

4     CREATION OF SECURITY INTEREST
      -----------------------------

4.1   Grant of Security Interest.

      Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower's duties under the Loan Documents. Except for Permitted Liens, any security interest granted to Bank will be a first priority security interest in the Collateral. If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

4.2   Authorization of File.

      Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank's interest in the Collateral.

5     REPRESENTATIONS AND WARRANTIES
      ------------------------------

      Borrower represents and warrants as follows:

5.1   Due Organization and Authorization.

      Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower has not changed its state of formation or its organizational structure or type or any organizational number (if any) assigned by its jurisdiction of formation.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not currently in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2   Collateral.

      Borrower has good title to the Collateral, free of Liens except Permitted Liens or Borrower has Rights to each asset that is Collateral. Borrower has no other deposit account, other than the deposit accounts described in the Schedule. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no notice of any actual or imminent Insolvency Proceeding of any account debtor whose

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accounts are an Eligible Account in any Borrowing Base Certificate. All
Inventory is in all material respects of good and marketable quality, free from material defects.

5.3   Litigation.

      Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers and legal counsel, threatened by or against Borrower or any Subsidiary in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4   No Material Adverse Change in Financial Statements.

      All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof, and Borrower's consolidated results of operations for periods ended. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5   Solvency.

      The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6   Regulatory Compliance.

      Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7   Investments in Subsidiaries.

      Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8   Full Disclosure.

      No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading. It being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during

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the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

6     AFFIRMATIVE COVENANTS
      ---------------------

      Borrower will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1   Government Compliance.

      Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2   Financial Statements, Reports, Certificates.

      (a) Borrower will deliver to Bank: (i) as soon as available, but no later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to by Bank on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) within 5 days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission;
(iv) a prompt report of any legal actions pending or to Borrower's knowledge threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (v) budgets, sales projections, operating plans or other financial information Bank reasonably requests.

      (b) At such time as Advances are outstanding or prior to an Advance if no Advances are outstanding, within 30 days after the last day of each month, Borrower will deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit C, with aged listings of accounts receivable (by invoice date) and accounts payable (by invoice date).

      (c) Within 30 days after the last day of each month, Borrower will deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D.

      (d) Within 30 days after the last day of Borrower's fiscal year, Borrower will deliver to Bank its annual Board of Directors approved financial projections acceptable to Bank.

      (e) Upon prior reasonable notice during normal business hours of Borrower, allow Bank to audit Borrower's Collateral at Borrower's expense not to exceed $7,000 annually so long as Borrower's supporting records are in good condition. The initial audit will be conducted prior to the initial Advance and all subsequent audits will be conducted no more often than once every 6 months, at Bank's discretion, unless an Event of Default has occurred and is continuing.

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6.3   Inventory; Returns.

      Borrower will keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors will follow Borrower's customary practices as they exist at execution of this Agreement. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims, that involve more than $100,000.

6.4   Taxes.

      Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments except those being contested in good faith with adequate reserves in accordance to GAAP, and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5   Insurance.

      Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank may reasonably request. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank's reasonable discretion. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower's option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Bank has been granted a first priority security interest. If an Event of Default has occurred and is continuing, then, at Bank's option, proceeds payable under any policy will be payable to Bank on account of the Obligations.

6.6   Primary Accounts.

      Borrower will maintain its primary banking relationship with Bank, which relationship shall include Borrower maintaining account balances in any accounts at or through Bank representing at least 75% of all account balances of Borrower at any financial institution.

6.7   Financial Covenants.

      Borrower will maintain as of the last day of each month:

            (i) Quick Ratio. A ratio of Quick Assets to Current Liabilities of at least 1.25 to 1.00.

For calculation purposes, the amount of outstanding Letters of Credit issued under the Committed Revolving Line are excluded.

            (ii) Debt/Tangible Net Worth Ratio (Adjusted). A ratio of Total Liabilities less Subordinated Debt plus the amount of outstanding Letters of Credit issued under the Committed Revolving Line to Tangible Net Worth plus Subordinated Debt of not more than 0.85 to 1.00.

            (iii) Tangible Net Worth. A Tangible Net Worth of at least
$7,000,000.

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6.8   Further Assurances.

      Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

7     NEGATIVE COVENANTS
      ------------------

      Borrower will not do any of the following without Bank's prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend and there are any outstanding Obligations:

7.1   Dispositions.

      Convey, sell, lease, transfer or otherwise dispose of (collectively "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of Inventory in the ordinary
                          ------ ---
course of business; (ii) of exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business, provided such licensing limits the use and application of the intellectual property to specific indications and geographic regions, and does not impair Borrower's ability to commercialize its intellectual property in its US business markets; or (iii) of worn-out or obsolete Equipment, and (iv) other Transfers which in the aggregate do not exceed $50,000 in any fiscal year.

7.2   Changes in Business, Ownership, Management or Locations of Collateral.

      Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its ownership of greater than 25% (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors so long as Borrower identifies the venture capital investors prior to the closing of the investment), or a change in the Responsible Officer of greater than 25% per annum. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office, change its state of formation (including reincorporation), change its organizational number or name or add any new offices or business locations (such as warehouses) in which Borrower maintains or stores over $5,000 in Collateral.

7.3   Mergers or Acquisitions.

      Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than
          ---
25% of Tangible Net Worth. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4   Indebtedness.

      Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5   Encumbrance.

      Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens.

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7.6   Distributions; Investments.

      Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so. Pay any dividends or make any distribution or payment other than dividends payable solely in Borrower's common stock or redeem, retire or purchase any capital stock except for repurchases of stock from former employees, consultants, or directors of Borrower under the terms of applicable repurchase agreements in an aggregate amount not to exceed $50,000 in the aggregate in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases.

7.7   Transactions with Affiliates.

      Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person.

7.8   Subordinated Debt.

      Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank's prior written consent.

7.9   Compliance.

      Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8     EVENTS OF DEFAULT
      -----------------

      Any one of the following is an Event of Default:

8.1   Payment Default.

      If Borrower fails to pay any of the Obligations within 3 days after their due date, however, during such period no Credit Extensions will be made;

8.2   Covenant Default.

      (a) If Borrower fails to perform any obligation under Sections 6.2 or 6.7 or violates any of the covenants contained in Article 7 of this Agreement, or

      (b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) Business Days after the occurrence thereof;

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provided, however, that if the default cannot by its nature be cured within the ten (10) Business Day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Credit Extensions will be made during such cure period);

8.3   Material Adverse Change.

      If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations; or
(iii) is a material impairment of the value or priority of Bank's security interests in the Collateral (the foregoing being defined as a "Material Adverse Change").

8.4   Attachment.

      If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid, stayed or dismissed within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5   Insolvency.

      If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 45 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6   Other Agreements.

      If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $150,000 or that could cause a Material Adverse Change;

8.7   Judgments.

      If a money judgment(s) in the aggregate of at least $100,000 is rendered against Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied); or

8.8   Misrepresentations.

      If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement when made (now or later) in any warranty or representation in this Agreement or in any communication delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9     BANK'S RIGHTS AND REMEDIES
      --------------------------

9.1   Rights and Remedies.

      When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

      (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

      (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

      (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable; notify any Person owing Borrower money of Bank's security interest in the funds and verify the amount of the Account. Borrower must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

      (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

      (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

      (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

      (g) Dispose of the Collateral according to the Code.

9.2   Power of Attorney.

      Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrower's insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and
(v) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3   Bank Expenses.

      If Borrower fails to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent. Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.4   Bank's Liability for Collateral.

      If Bank complies with reasonable banking practices and Section 9-207 of the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Except as provided above, Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5   Remedies Cumulative.

      Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6   Demand Waiver.

      Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

10    NOTICES
      -------

      All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A party may change its notice address by giving the other party written notice.

11    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
      ------------------------------------------

      California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12    GENERAL PROVISIONS
      ------------------

12.1  Successors and Assigns.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2  Indemnification.

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except, in each case for losses caused by Bank's gross negligence or willful misconduct.

12.3  Time of Essence.

      Time is of the essence for the performance of all obligations in this Agreement.

12.4  Severability of Provision.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5  Amendments in Writing, Integration.

      All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6  Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7  Survival.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8  Confidentiality.

      In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order,
(iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9  Attorneys' Fees, Costs and Expenses.

      In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13    DEFINITIONS

13.1  Definitions.

      In this Agreement:

      "Accounts" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

      "Advance" or "Advances" is a loan advance (or advances) under the Committed Revolving Line.

      "Affiliate" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "Bank Expenses" are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "Borrower's Books" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "Borrowing Base" is 75% of Domestic Eligible Accounts plus 75% of Foreign Eligible Accounts (however, Foreign Eligible Accounts are limited to 10% of the total Borrowing Base) as determined by Bank from Borrower's most recent Borrowing Base Certificate; provided, however, that Bank may lower the
                            --------  -------
percentage of the Borrowing Base after performing an audit of Borrower's Collateral.

      "Business Day" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "Cash Management Services" are defined in Section 2.1.3.

      "Closing Date" is the date of this Agreement.

      "Code" is the California Uniform Commercial Code, as applicable.

      "Collateral" is the property described on Exhibit A.
                                                ---------

      "Committed Revolving Line" is an Advance of up to $2,100,000.

      "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "Copyrights" are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

      "Credit Extension" is each Advance, Letter of Credit, or any other extension of credit by Bank for Borrower's benefit.

      "Current Liabilities" are the aggregate amount of Borrower's Total Liabilities which mature within one (1) year, according to GAAP.

      "Domestic Eligible Accounts" are Accounts in the ordinary course of Borrower's business that meet all Borrower's representations and warranties in
Section 5; but Bank may change eligibility standards by giving Borrower 30 days
           ---
prior written notice. Unless Bank agrees otherwise in writing, Domestic Eligible Accounts will not include:

      (a) Accounts that the account debtor has not paid within 90 days of invoice date;

      (b) Accounts for an account debtor, 50% or more of whose Accounts have not been paid within 90 days of invoice date;

      (c) Credit balances over 90 days from invoice date;

      (d) Accounts for an account debtor, including Affiliates, whose total obligations to Borrower exceed 25% of all Accounts, for the amounts that exceed that percentage, unless the Bank approves in writing;

      (e) Accounts for which the account debtor does not have its principal place of business in the United States except for Eligible Foreign Accounts;

      (f) Accounts for which the account debtor is a federal, state or local government entity or any department, agency, or instrumentality;

      (g) Accounts for which Borrower owes the account debtor, but only up to the amount owed (sometimes called "contra" accounts, accounts payable, customer deposits or credit accounts);

      (h) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional;

      (i) Accounts for which the account debtor is Borrower's Affiliate, officer, employee, or agent;

      (j) Accounts in which the account debtor disputes liability or makes any claim and Bank reasonably believes there is a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

      (k) Accounts for which Bank reasonably determines after inquiry and consultation with Borrower collection to be doubtful.

      "Eligible Foreign Accounts" are Accounts for which the account debtor does not have its principal place of business in the United States, subject to the same exclusions as Domestic Eligible Accounts above.

      "Equipment" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "GAAP" is generally accepted accounting principles.

      "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "Insolvency Proceeding" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "Intellectual Property" is:

      (a) Copyrights, Trademarks, and Patents including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

      (b) Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

      (c) All design rights which may be available to Borrower now or later created, acquired or held;

      (d) Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

      All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

      "Inventory" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "Investment" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "Letter of Credit" is defined in Section 2.1.2.

      "Lien" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "Loan Documents" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "Material Adverse Change" is defined in Section 8.3.

      "Obligations" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "Permitted Indebtedness" is:

      (a) Borrower's indebtedness to Bank under this Agreement or any other Loan Document;

      (b) Indebtedness existing on the Closing Date and shown on the Schedule;

      (c) Subordinated Debt;

      (d) Indebtedness to trade creditors incurred in the ordinary course of business;

      (e) Indebtedness secured by Permitted Liens.

      (f) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby), and Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby);

      (g) Other Indebtedness not otherwise permitted by Section 7.4 not exceeding Fifty Thousand Dollars ($50,000) in the aggregate outstanding at any time; and

      (h) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

      "Permitted Investments" are:

      (a) Investments shown on the Schedule and existing on the Closing Date;
and

      (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and (iii) Bank's certificates of deposit issued maturing no more than 1 year after issue, and (iv) any Investments permitted by

Borrower's investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;

      (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

      (d) Investments accepted in connection with Transfers permitted by Section 7.1;

      (e) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed $50,000 in the aggregate in any fiscal year;

      (f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors

      (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

      (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

      (i) Joint ventures or strategic alliances in the ordinary course of Borrower's business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash investments by Borrower do not exceed $50,000 in the aggregate in any fiscal year.

      "Permitted Liens" are:

      (a) Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement or other Loan Documents;

      (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over
                                                   --
any of Bank's security interests;

      (c) Purchase money Liens (i) on Equipment acquired or held by Borrower or its Subsidiaries incurred for financing the acquisition of the Equipment, or
(ii) existing on equipment when acquired, if the Lien is confined to the
                                          --
property and improvements and the proceeds of the equipment;

      (d) Licenses or sublicenses granted in the ordinary course of Borrower's business and any interest or title of a licensor or under any license or sublicense if the licenses and sublicenses permit granting Bank a security
           --
interest;

      (e) Leases or subleases granted in the ordinary course of Borrower's business, including in connection with Borrower's leased premises or leased property;

      (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension,
                                                            ---
renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

      (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

      (h) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts; and

      (i) Other Liens not described above arising in the ordinary course of business and not having or not reasonably likely to have a material adverse effect on Borrower and its Subsidiaries taken as a whole.

      "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "Prime Rate" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "Quick Assets" is, on any date, the Borrower's consolidated, unrestricted cash, cash equivalents and net trade receivables with maturities of fewer than 12 months determined according to GAAP.

      "Responsible Officer" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

      "Revolving Maturity Date" is January 14, 2003.

      "Rights", as applied to the Collateral, means the Borrower's rights and interests in, and powers with respect to, that Collateral, whatever the nature of those rights, interests and powers and, in any event, including Borrower's power to transfer rights in such Collateral to Bank.

      "Schedule" is any attached schedule of exceptions.

      "Subordinated Debt" is debt incurred by Borrower subordinated to Borrower's indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing.

      "Subsidiary" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

      "Tangible Net Worth" is, on any date, the consolidated total assets of Borrower and its Subsidiaries minus, (i) any amounts attributable to (a)
                              -----
goodwill, (b) intangible items such as unamortized debt discount and expense, Patents, trade and service marks and names, Copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and (ii) Total Liabilities.
                      ---

      "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

      "Trigger Date" is such date, if any, that Borrower's Tangible Net Worth falls below $7,250,000, provided that concurrently therewith, the security interest granted under the Intellectual Property Security Agreement shall become effective and Bank shall have a security interest in Borrower's Intellectual Property.

BORROWER:

FUSION MEDICAL TECHNOLOGIES INC.

By: /s/ [ILLEGIBLE]
   ----------------------------------

Title:  CFO
      -------------------------------


BANK:

SILICON VALLEY BANK

By:  /s/ [ILLEGIBLE]
   --------------------------------

Title:  Relationship Manager
      -------------------------------

                                    EXHIBIT A
                                    ---------

      The Collateral consists of all of Borrower's right, title and interest in and to the following whether owned now or hereafter arising and whether the Borrower has rights now or hereafter has rights therein and wherever located:

      All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

      All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

      All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind,;

      All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower;

      All documents, cash, deposit accounts, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing; and

      All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

      The Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the "Intellectual Property"), except that the Collateral shall include the proceeds of all the Intellectual Property including proceeds from the sale, licensing or other disposition of the Intellectual Property and proceeds that are accounts, (e.g., accounts receivable of Borrower, or general intangibles consisting of proceeds and rights to payment). Notwithstanding the prior sentence, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Bank's security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property. Notwithstanding the foregoing, upon the occurrence of the Trigger Date, as defined in the Loan Agreement between Borrower and Bank, Bank shall be deemed to have a full security interest in all Intellectual Property of Borrower, including the proceeds thereon.

                                    EXHIBIT B
                                    ---------

Loan Payment/Advance Request Form
Deadline for same day processing is 12:00 P.S.T.
Fax To:                                                 Date:___________________
--------------------------------------------------------------------------------
[_] Loan Payment:

                        FUSION MEDICAL TECHNOLOGIES, INC.
                        ---------------------------------

From Account #_____________________      To Account #_____________________
               (Deposit Account #)                   (Loan Account #)

Principal $___________________ and/or Interest $__________________________

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:________________________ Phone Number:_____________________
--------------------------------------------------------------------------------
[_] Loan Advance:
--------------------------------------------------------------------------------
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #_____________________      To Account #_____________________
                 (Loan Account #)                     (Deposit Account #)

Amount of Advance $____________________

All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:________________________ Phone Number:_____________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Outgoing Wire Request

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00 pm, P.S.T.

Beneficiary Name:______________________       Amount of Wire: $_________________

Beneficiary Bank:______________________       Account Number:___________________

City and State: ________________________________

Beneficiary Bank Transit (ABA) #: __ __ __ __ __ __ __      Beneficiary Bank Code (Swift, Sort, Chip, etc.): ___________
                                                         (For International Wire Only)

Intermediary Bank:_____________________       Transit (ABA) #:__________________

For Further Credit to:___________________________________________________

Special Instruction:_____________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: _______________ 2/nd/ Signature (If Required):____________

Print Name/Title:____________________ Print Name/Title:_________________________

Telephone #__________________________ Telephone #_______________________________
--------------------------------------------------------------------------------

                     Schedule to Loan and Security Agreement
                     ---------------------------------------

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement):______________________________

Borrower's State of formation:_____________________________________

Borrower has operated under only the following other names (if none, so state):

--------------------------------------------------------------------

All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

--------------------------------------------------------------------

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

--------------------------------------------------------------------
List Acct. Numbers:_________________________________________________

Liens existing on the Closing Date and disclosed to and accepted by Bank in writing:

--------------------------------------------------------------------
--------------------------------------------------------------------
--------------------------------------------------------------------

Investments existing on the Closing Date and disclosed to and accepted by Bank in writing:

--------------------------------------------------------------------
--------------------------------------------------------------------
--------------------------------------------------------------------

Subordinated Debt:

Indebtedness on the Closing Date and disclosed to and consented to by Bank in writing:

--------------------------------------------------------------------
--------------------------------------------------------------------
--------------------------------------------------------------------

The following is a list of the Borrower's copyrights (including copyrights of software) which are registered with the United States Copyright Office. (Please include name of the copyright and registration number and attach a copy of the registration):

--------------------------------------------------------------------
--------------------------------------------------------------------

The following is a list of all software which the Borrower sells, distributes or licenses to others, which is not registered with the United States Copyright
                             ---
Office. (Please include versions which are not registered):

--------------------------------------------------------------------

The following is a list of all of the Borrower's patents which are registered with the United States Patent Office. (Please include name of the patent and registration number and attach a copy of the registration.):

--------------------------------------------------------------------
--------------------------------------------------------------------

The following is a list of all of the Borrower's patents which are pending with the United States Patent Office. (Please include name of the patent and a copy of the application.):

--------------------------------------------------------------------

The following is a list of all of the Borrower's registered trademarks. (Please include name of the trademark and a copy of the registration.):

--------------------------------------------------------------------------------

Borrower is not subject to litigation which would have a material adverse effect on the Borrower's financial condition, except the following (attach additional comments, if needed):

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Tax ID Number___________________________________________

Organizational Number, if any:__________________________

                                    EXHIBIT C
                           BORROWING BASE CERTIFICATE

--------------------------------------------------------------------------------

Borrower: FUSION MEDICAL TECHNOLOGIES, INC.          Bank: Silicon Valley Bank
                                                           3003 Tasman Drive
                                                           Santa Clara, CA 95054
Commitment Amount: $2,100,000

--------------------------------------------------------------------------------

DOMESTIC ACCOUNTS RECEIVABLE
1.             Domestic Accounts Receivable Book Value as of ____                               $__________
2.             Additions (please explain on reverse)                                            $__________
3.             TOTAL DOMESTIC ACCOUNTS RECEIVABLE                                               $__________

DOMESTIC ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.             Amounts over 90 days due                                         $__________
5.             Balance of 50% over 90 day accounts                              $__________
6.             Credit balances over 90 days                                     $__________
7.             25% Concentration Limits                                         $__________
8.             Governmental Accounts                                            $__________
9.             Contra Accounts                                                  $__________
10.            Promotion or Demo Accounts                                       $__________
11.            Intercompany/Employee Accounts                                   $__________
12.            Other (please explain on reverse)                                $__________
13.            TOTAL DOMESTIC ACCOUNTS RECEIVABLE DEDUCTIONS                    $__________
14.            Domestic Eligible Accounts (#3 minus #14)                                        $__________
15.            LOAN VALUE OF DOMESTIC ACCOUNTS (75% of #15)                                     $__________

FOREIGN ACCOUNTS RECEIVABLE
16.            Foreign Accounts Receivable Book Value as of ____                                $__________
17.            Additions (please explain on reverse)                                            $__________
18.            TOTAL FOREIGN ACCOUNTS RECEIVABLE                                                $__________

FOREIGN ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
19.            Amounts over 90 days due                                         $__________
20.            Balance of 5O% over 90 day accounts                              $__________
21.            Credit balances over 90 day accounts                             $__________
22.            25% Concentration Limits                                         $__________
23.            Governmental Accounts                                            $__________
24.            Contra Accounts                                                  $__________
25.            Promotion or Demo Accounts                                       $__________
26.            Intercompany/Employee Accounts                                   $__________
27.            Ineligible Foreign Accounts                                      $__________
28.            Other (please explain on reverse)                                $__________
29.            TOTAL FOREIGN ACCOUNTS RECEIVABLE
               DEDUCTIONS                                                       $__________
30.            Eligible Foreign Accounts (#18 minus #29)                                        $__________
31.            LOAN VALUE OF ELIGIBLE FOREIGN ACCOUNTS (75% of #30)                             $__________
32.            Maximum Eligible Foreign Accounts (Lesser of #31 or (10% of #15)                 $__________

BALANCES

33.            Maximum Loan Amount                                              $__________
34.            Total Funds Available [Lesser of #33 or (#15 plus #32)]          $__________
35.            Present Balance owing on Line of Credit                          $__________
36.            Outstanding under Sublimits (LC and CM)                          $__________
28.            RESERVE POSITION (#34 minus #35 and #36)                                         $__________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:                                       ----------------------------
                                                       BANK USE ONLY
                                                       -------------

FUSION MEDICAL TECHNOLOGIES, INC.                Rec'd By:_______________
                                                          Auth. Signer

By:_________________________________             Date:___________________
        Authorized Signer
                                                 Verified:_______________
                                                          Auth. Signer

                                                 Date:___________________

                                                ----------------------------

                                    EXHIBIT D
                             COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK
            3003 Tasman Drive
            Santa Clara, CA 95054

FROM:       FUSION MEDICAL TECHNOLOGIES, INC.

         The undersigned authorized officer of FUSION MEDICAL TECHNOLOGIES, INC. ("Borrower") certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

  Please indicate compliance status by circling Yes/No under "Complies" column.


         Reporting Covenant                      Required                                Complies
         ------------------                      --------                                --------
         Monthly financial statements + CC       Monthly within 30 days                  Yes   No
         Annual (Audited)                        FYE within 90 days                      Yes   No
         10-Q and 10-K                           Within 5 days after filing with SEC     Yes   No
         A/R & A/P Agings (by invoice date)      Monthly within 30 days                  Yes   No
         Borrowing Base Certificate              Monthly within 30 days                  Yes   No
         Board approved financial projections    FYE within 30 days                      Yes   No


         Financial Covenant                           Required           Actual          Complies
         ------------------                           --------           ------          --------
         Maintain on a Monthly Basis:

          Minimum Quick Ratio                         1.25:1.00          _______:1.00    Yes   No
          Minimum Tangible Net Worth                  $7,000,000        $____________    Yes   No
          Maximum Debt/Tangible Net Worth (Adjusted)  0.85:1.00          _______:1.00    Yes   No

Have there been updates to Borrower's intellectual property?      Yes/No

Borrower only has deposit accounts located at the following institutions:_______

Comments Regarding Exceptions: See Attached.


Sincerely,                               ---------------------------------------
                                                         BANK USE ONLY

FUSION MEDICAL TECHNOLOGIES, INC.          Received by:_________________________
                                                           AUTHORIZED SIGNER
----------------------------------
Signature                                  Date:________________________________

----------------------------------         Verified:____________________________
Title                                                      AUTHORIZED SIGNER

                                           Date:________________________________
----------------------------------
Date                                       Compliance Status:          Yes   No

                                         ---------------------------------------

[LOGO]

                               SILICON VALLEY BANK

                       PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:               FUSION MEDICAL TECHNOLOGIES, INC.

LOAN OFFICER:           Dean Chu

DATE:                   January 15, 2002

                        Revolving Loan Fee                       $21,000.00
                        Credit Report                                 35.00
                        UCC Search Fee                               300.00
                        UCC Filing Fee                               100.00
                        Documentation Fee                          1,500.00
                        Legal Fee                                    500.00

                        Good Faith Deposit                       (15,000.00)

                        L/C Commitment Fee for the first year     13,593.75
                        L/C Courier Fee                               20.00
                        L/C Origination Fee                          250.00

                        L/C Payment Received                     (13,593.75)

                        TOTAL FEE DUE                             $8,705.00
                        -------------                            ==========

Please indicate the method of payment:

         [_] A check for the total amount is attached.

         [_] Debit DDA # _________________ for the total amount.

         [_] Loan proceeds

Borrower:

By:  /s/ [ILLEGIBLE]
   ---------------------------------------
   (Authorized Signer)

/s/ Dean Chu                    1/15/02
------------------------------------------
Silicon Valley Bank             (Date)
Account Officer's Signature

                         CORPORATE BORROWING RESOLUTION

Borrower:     FUSION MEDICAL TECHNOLOGIES,      Bank: Silicon Valley Bank
              INC.                                    3003 Tasman Drive
              34175 Ardenwood Blvd.                   Santa Clara, CA 95054-1191
              Fremont, CA 94555

I, the Secretary or Assistant Secretary of FUSION MEDICAL TECHNOLOGIES, INC. ("Borrower"), CERTIFY that Borrower is a corporation existing under the laws of the State of Delaware.

I certify that at a meeting of Borrower's Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:


              NAMES                             POSITIONS                      ACTUAL SIGNATURES
              -----                             ---------                      -----------------

--------------------------------   ---------------------------------   -----------------------------------
--------------------------------   ---------------------------------   -----------------------------------
--------------------------------   ---------------------------------   -----------------------------------
--------------------------------   ---------------------------------   -----------------------------------

may act for Borrower and:

      Borrow Money. Borrow money from Silicon Valley Bank ("Bank").

      Execute Loan Documents. Execute any loan documents Bank requires.

      Grant Security. Grant Bank a security interest in any of Borrower's assets.

      Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

      Letters of Credit. Apply for letters of credit from Bank.

      Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

      Issue Warrants. Issue warrants for Borrower's stock.

      Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower's officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

CERTIFIED TO AND ATTESTED BY:

X _______________________________________________
  *Secretary or Assistant Secretary

X _______________________________________________
*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

                            NEGATIVE PLEDGE AGREEMENT

      This Negative Pledge Agreement is made as of January 15, 2002 by and between FUSION MEDICAL TECHNOLOGIES, INC. ("Borrower") and Silicon Valley Bank ("Bank").

In connection with, among other documents, the Loan and Security Agreement (the "Loan Documents") being concurrently executed herewith between Borrower and Bank, Borrower agrees as follows:

      1. Except for non-exclusive licenses, or exclusive licenses granted in the ordinary course of business, provided such licensing limits the use and application of the Intellectual Property to specific indications and geographic regions, and does not impair Borrower's ability to commercialize its Intellectual Property in its US business markets, or as permitted in subletter (g) under Permitted Liens, as defined in the Loan Agreement between Borrower and Bank, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

            a. Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held;

            b. All mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired;

            c. Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

            d. Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

            e. All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications;

            f. Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks, including without limitation;

            g. Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

            h. All licenses or other rights to use any of the Copyrights, Patents, Trademarks or Mask Works, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

            i. All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, Patents, or Mask Works; and

            j. All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing;

      2. It shall be an event of default under the Loan Documents between Borrower and Bank if there is a breach of any term of this Negative Pledge Agreement.

      3. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Documents.

      4. Notwithstanding the foregoing, Borrower may, in the ordinary course of business, license its intellectual property on an exclusive basis, provided such licensing limits the use and application of the intellectual property to specific geographic regions and does not impair Borrower's ability to commercialize its intellectual property in its US business markets.

      5. In addition, Borrower shall not execute any negative pledge agreement related to any and all intellectual property as described above to any third Person so long as the Loan Documents are in effect, Bank has an obligation to lend and there are any outstanding Obligations.

BORROWER:

FUSION MEDICAL TECHNOLOGIES, INC.

By: /s/ Larry J. Strauss
   -------------------------------------
Name:   LARRY J. STRAUSS
     -----------------------------------
Title:        CFO
      ----------------------------------


BANK:

SILICON VALLEY BANK

By: /s/ Dean J. Chu
   -------------------------------------
Name:   Dean J. Chu
     -----------------------------------
Title: Relationship Manager
      ----------------------------------

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

      This Intellectual Property Security Agreement (this "IP Agreement") is made as of the 8th day of January 2002 by and between Fusion Medical Technologies, Inc. ("Grantor"), and Silicon Valley Bank, a California banking corporation ("Bank").

                                    RECITALS

      A. Bank will make credit extensions to Grantor as described in the Loan and Security Agreement (the "Loan Agreement"), but only if Grantor grants Bank a security interest in its Copyrights, Trademarks and Patents effective as of the Trigger Date. Defined terms used but not defined herein shall have the same meanings as in the Loan Agreement.

      B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor's right title and interest, whether presently existing or hereafter acquired in, to and under all of the Collateral.

      NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of Grantor's Indebtedness under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

Beginning with the date when Borrower's Tangible Net Worth (as defined in the Loan Agreement) falls below $7,250,000 (the "Trigger Date"), the security interest granted under this Agreement shall spring into existence and accordingly, shall remain in full force and effect until the Obligations (as defined in the Loan Agreements) are paid in full. Bank shall not be required to provide notice to Grantor of its Intent to file this Agreement with the United States Patent and Trademark Office or with the Register of Copyrights. Any failure by Bank to so file this Agreement shall not be deemed a waiver by Bank of the rights granted to Bank and Grantor hereunder.

      1.    Grant of Security Interest. As collateral security for the prompt
            ---------------------------
and complete payment and performance of all of Grantor's present or future Indebtedness, obligations and liabilities to Bank, effective as of the Trigger Date, Grantor hereby grants a security interest in all of Grantor's right, title and interest in, to and under its Intellectual Property Collateral (all of which shall collectively be called the "Intellectual Property Collateral"), including, without limitation, the following:

            (a) Any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held, including without limitation those set forth on Exhibit A attached hereto
                                                      ---------
(collectively, the "Copyrights");

            (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

            (c) Any and all design rights which may be available to Grantor now or hereafter existing, created, acquired or held;

            (d) All patents, patent applications and like protections including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including without limitation the patents and patent applications set forth on Exhibit B attached hereto
                                                 ---------
(collectively, the "Patents");

            (e) Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Grantor connected with and symbolized by such trademarks, including without limitation those set forth on Exhibit C attached hereto (collectively, the "Trademarks")
                   ---------

            (f) Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

            (g) All licenses or other rights to use any of the Copyrights, Patents, or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights; and

            (h) All amendments, extensions, renewals and extensions of any of the Copyrights, Trademarks, or Patents; and

            (i) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

            (j) If this Agreement is terminated, Bank's lien and security interest in the Collateral will continue until Borrower fully satisfies its Obligations.

      2.    Authorization and Request. Grantor authorizes and requests that the
            --------------------------
Register of Copyrights and the Commissioner of Patents and Trademarks record this IP Agreement.

      3.    Covenants and Warranties. Grantor represents, warrants, covenants
            -------------------------
and agrees as follows:

            (a) Grantor is now the sole owner of or has rights to the Intellectual Property Collateral, except for non-exclusive licenses, or exclusive licenses granted in the ordinary course of business, provided such licensing limits the use and application of the Intellectual Property to specific indications and geographic regions, and does not impair Borrower's ability to commercialize its Intellectual Property in its US business markets, or as permitted in subletter (g) under Permitted Liens, as defined in the Loan Agreement between Grantor and Bank.

            (b) Performance of this IP Agreement does not conflict with or result in a breach of any intellectual property agreement to which Grantor is bound, except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the licensor's or other party's consent and this IP Agreement constitutes a security interest.

            (c) During the term of this IP Agreement, Grantor will not transfer or otherwise encumber any interest in the Intellectual Property Collateral, except for non-exclusive licenses, or exclusive licenses granted in the ordinary course of business, provided such licensing limits the use and application of the Intellectual Property to specific indications and geographic regions, and does not impair Grantor's ability to commercialize its Intellectual Property in its US business markets, or as permitted in subletter (g) under Permitted Liens, as defined in the Loan Agreement between Grantor and Bank, or as set forth in this IP Agreement;

            (d) To its knowledge, each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party except as noted in the Schedule under Litigation;

            (e) Effective as of the Trigger Date, Grantor shall promptly advise Bank of any material adverse change in the composition of the IP Collateral, including but not limited to any subsequent ownership right of the Grantor in or to any Trademark, Patent, or Copyright specified in this IP Agreement;

            (f) Grantor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents, and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents, or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Grantor determines that reasonable business practices suggest that abandonment is appropriate.

            (g) Grantor shall register the most recent version of any of Grantor's Copyrights which its Board of Directors of Borrower deems, in good faith, appropriate for the development of Borrower's business, and shall, from time to time, execute and file such other instruments, and take such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank's interest in the Intellectual Property Collateral;

            (h) This IP Agreement creates, and in the case of after acquired Intellectual Property Collateral, this IP Agreement will create at the time Grantor first has rights in such after acquired Intellectual Property Collateral, in favor of Bank a valid and perfected first priority security interest in the intellectual Property Collateral in the United States securing the payment and performance of the obligations evidenced by the Loan Agreement upon making the filings referred to in clause (i) below;

            (i) To its knowledge (except for, and upon, the filing with the United States Patent and Trademark office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained) no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority of U.S. regulatory body is required either (i) for the grant by Grantor of the security interest granted hereby or for the execution, delivery or performance of this IP Agreement by Grantor in the U.S. or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies thereunder;

            (j) All information heretofore, herein or hereafter supplied to Bank by or on behalf of Grantor with respect to the Intellectual Property Collateral is accurate and complete in all material respects.

            (k) Grantor shall not enter into any agreement that would materially impair or conflict with Grantor's obligations hereunder without Bank's prior written consent, which consent shall not be unreasonably withheld. Grantor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Grantor's rights and interest in any property included within the definition of the Intellectual property Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts.

            (l) Upon any executive officer of Grantor obtaining actual knowledge thereof, Grantor will promptly notify Bank in writing of any event that materially adversely affects the value of any material Intellectual Property Collateral, the ability of Grantor to dispose of any material Intellectual Property Collateral of the rights and remedies of Bank in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

      4.    Bank's Rights. Effective as of the Trigger Date, Bank shall have the
            --------------
right, but not the obligation, to take, at Grantor's sole expense, any actions that Grantor is required under this IP Agreement to take but which Grantor fails to take. Grantor shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this section 4.

      5.    Inspection Rights. Effective as of the Trigger Date, Grantor hereby
            ------------------
grants to Bank and its employees, representatives and agents the right to visit, during reasonable hours upon prior reasonable notice to Grantor, and any of Grantor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Grantor and as often as may be reasonably requested, but not more than one (1) in every six
(6) months; provided, however, nothing herein shall entitle Bank access to Grantor's trade secrets and other proprietary information.

      6. Further Assurances: Attorney in Fact.
         -------------------------------------

         Effective as of the Trigger Date:

         (a) On a continuing basis, Grantor will, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademarks Office and the Register of Copyrights, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Bank, to perfect Bank's security interest in all Copyrights, Patents, and Trademarks and otherwise to carry out the intent and purposes of this IP Agreement, or for assuring and confirming to Bank the grant or perfection of a security interest in all Intellectual Property Collateral.

         (b) Upon the occurrence and continuance of an Event of Default hereunder, Grantor hereby irrevocably appoints Bank as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Bank or otherwise, from time to time in Bank's discretion, upon Grantor's failure or inability to do so, to take any action and to execute any instrument which Bank may deem necessary or advisable to accomplish the purposes of this IP Agreement, including:

                (i) To modify, in its sole discretion, this IP Agreement without first obtaining Grantor's approval of or signature to such modification by amending Exhibit A, Exhibit B, Exhibit C, and Exhibit D hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, or Trademarks acquired by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, or Trademarks in which Grantor no longer has or claims any right, title or interest; and

                (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Grantor where permitted by law.

      7. Events of Default. Effective as of the Trigger Date, the occurrence of
         ------------------
any of the following shall constitute an Event of Default under this IP
Agreement:

         (a)    An Event of Default occurs under the Loan Agreement; or

         (b) Grantor breaches any material warranty or agreement made by Grantor in this IP Agreement.

      8. Remedies. Upon the occurrence and continuance of an Event of Default,
         ---------
Bank shall have the right to exercise all the remedies of a secured party under the California Uniform Commercial Code, including without limitation the right to require Grantor to assemble the Intellectual Property Collateral and any tangible property in which Bank has a security interest and to make it available to Bank at a place designated by Bank. Bank shall have a nonexclusive, royalty free license to use the Copyrights, Patents, and Trademarks to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default. Grantor will pay any expenses (including reasonable attorney's fees) incurred by Bank in connection with the exercise of any of Bank's rights hereunder, including without limitation any expense incurred in disposing of the Intellectual Property Collateral. All of Bank's rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

      9. Indemnity. Grantor agrees to defend, indemnify and hold harmless Bank
         ----------
and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this IP Agreement, and (b) all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following or consequential to transactions between Bank and Grantor, whether under this IP Agreement or otherwise (including without limitation, reasonable attorneys fees and reasonable expenses), except, in each case for losses arising from or out of Bank's gross negligence or willful misconduct.

      10. Reassignment. At such time as Grantor shall completely satisfy all of
          -------------
the obligations secured hereunder, Bank shall execute and deliver to Grantor all deed, assignments, and other instruments as may be necessary or proper to reinvest in Grantor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Bank pursuant hereto.

      11. Course of Dealing. No course of dealing, nor any failure to exercise,
          ------------------
nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

      12. Attorneys' Fees. If any action relating to this IP Agreement is
          ----------------
brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.

      13. Amendments. This IP Agreement may be amended only by a written
          -----------
instrument signed by both parties hereto.

      14. Counterparts. This IP Agreement may be executed in two or more
          -------------
counterparts, each of which shall be deemed an original but all of which together shall constitute the same instrument.

      15. Law and Jurisdiction. This IP Agreement shall be governed by and
          ---------------------
construed in accordance with the laws of the State of California, without regard for choice of law provisions. Grantor and Bank consent to the nonexclusive jurisdiction of any state or federal court located in Santa Clara County, California.

      16. Confidentiality. In handling any confidential information, Bank shall
          ----------------
exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this IP Agreement except that the disclosure of this information may be made (i) to the affiliates of the Bank, (ii) to prospective transferee or purchasers of an interest in the obligations secured hereby, provided that they have entered into comparable confidentiality agreement in favor of Grantor and have deliver a copy to Grantor, (iii) as required by law, regulation, rule or order, subpoena judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of Bank.

      IN WITNESS WHEREOF, the parties hereto have executed this IP Agreement on the day and year first above written.

Address of Grantor:                     GRANTOR:

34175 Ardenwood Blvd.                   FUSION MEDICAL TECHNOLOGIES, INC.
Fremont, CA 94555
                                        By: /s/ Larry J. Strauss
                                           -------------------------------------
                                        Name: LARRY J. STRAUSS
                                             -----------------------------------
                                        Title:      CFO
                                              ----------------------------------

Exhibit "A" attached to that certain Intellectual Property Security Agreement dated January 15, 2002.

                                   EXHIBIT "A"

                                   COPYRIGHTS

SCHEDULE A - ISSUED COPYRIGHTS
------------------------------



COPYRIGHT                      REGISTRATION                       DATE OF
DESCRIPTION                       NUMBER                         ISSUANCE
-----------                    ------------                      --------



SCHEDULE B - PENDING COPYRIGHT APPLICATIONS
-------------------------------------------
                                                               FIRST DATE
COPYRIGHT       APPLICATION       DATE OF                       OF PUBLIC
DESCRIPTION       NUMBER          FILING        CREATION       DISTRIBUTION
-----------     -----------       -------       --------       ------------

SCHEDULE C - UNREGISTERED COPYRIGHTS (Where No Copyright Application is Pending)
--------------------------------------------------------------------------------

                                                                 DATE AND
                                                                 RECORDATION
                                                                 NUMBER OF
                                                                 IP AGREEMENT TO
                                                                 OWNER OF
                                              ORIGINAL           GRANTOR (IF
                                              AUTHOR OR          ORIGINAL AUTHOR
                                              OWNER OF           OR OWNER OF
                             FIRST DATE       COPYRIGHT          COPYRIGHT IS
COPYRIGHT       DATE OF           OF          (IF DIFFERENT      DIFFERENT ROM
DESCRIPTION     CREATION     DISTRIBUTION     FROM GRANTOR)      GRANTOR)
-----------     --------     ------------     -------------      ---------------

Exhibit "B" attached to that certain Intellectual Property Security Agreement dated January 15, 2002.

                                   EXHIBIT "B"

                                     PATENTS

PATENT
DESCRIPTION     DOCKET NO.     COUNTRY     SERIAL NO.     FILING DATE     STATUS
-----------     ----------     -------     ----------     -----------     ------

Exhibit "C" attached to that certain Intellectual Property Security Agreement dated January 15, 2001.

                                   EXHIBIT "C"

                                   TRADEMARKS

TRADEMARK
DESCRIPTION          COUNTRY          SERIAL NO.          REG. NO         STATUS
-----------          -------          ----------          -------         ------